UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2011

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 17, 2011, the Board of Directors of Northrim BanCorp, Inc. (the "Company) approved and adopted the Northrim BanCorp, Inc. Profit Sharing Plan (the "Plan") effective for the Plan year, January 1, 2011 – December 31, 2011. The Plan was adopted in lieu of the Northrim Bank Executive Incentive Plan, the Loan Unit Incentive Plan and the discretionary match under the Northrim Bank Savings Incentive Plan.

The purpose of the Plan is to increase stockholder value and to enhance the Company’s ability and that of its wholly owned subsidiary, Northrim Bank (the "Bank"), to attract, retain and motivate employees who are expected to contribute to the success of the Company and the Bank and to stimulate the efforts of all employees to contribute to the continued success and growth of the Company and the Bank.

A copy of the Plan in its entirety is attached as Exhibit 10.41 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable.

(b) Proforma financial information – not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

November 22, 2011	By:	R. Marc Langland

Name: R. Marc Langland
Title: Chairman, President and CEO

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Exhibit Index

Exhibit No.	Description

10.41	2011 NORTHRIM BANCORP, INC. PROFIT SHARING PLAN